UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

AUXILIO, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction if incorporation)

000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

27401 Los Altos, Suite 100, Mission Viejo, California 92691
(Address of principal executive offices)

(949) 614-0700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On August 13, 2007, the Company entered into an Amended and Restated Loan and Security Agreement with Cambria Investment Fund, L.P. extending the maturity date of the $745,000 outstanding balance to May 1, 2008 and extending the maturity date of the remaining unborrowed amount of $755,000 to December 31, 2008.  In return, the Company agreed to immediately vest the remaining 240,000 unvested warrants under the original agreement and provide one additional warrant share for every two dollars of new borrowings against the $755,000.  The exercise price of the additional warrants of $.72 provides for a 10% discount to the closing price of the Company’s common stock on the date of the execution of the agreement.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                                Description

10.1	Amended and Restated Loan and Security Agreementeffective as of July 1, 2007 and executed on August 13, 2007, between Auxilio, Inc. and Cambria Investment Fund, L.P.
10.2	Amendment to Warrant to Purchase Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       AUXILIO, INC.

Date:           September 4, 2007
By:        /s/ Paul T. Anthony
Name:   Paul T. Anthony
Title:     Chief Financial Officer
Principal Financial Officer

EXHIBIT INDEX

Exhibit No.                                Description

10.1	Amended and Restated Loan and Security Agreementeffective as of July 1, 2007 and executed on August 13, 2007, between Auxilio, Inc. and Cambria Investment Fund, L.P.
10.2	Amendment to Warrant to Purchase Common Stock